FOR IMMEDIATE RELEASE

INHIBITEX REGAINS COMPLIANCE WITH
NASDAQ LISTING REQUIREMENTS

ATLANTA, GA – September 24, 2009 (Nasdaq: INHX) — Inhibitex, Inc. (the “Company”), a biopharmaceutical company focused on developing products to treat serious infectious diseases, announced today that it has received notice from The NASDAQ Stock Market (“Nasdaq”) stating that, as the closing bid price of the Company’s common stock has been at or above $1.00 per share for 10 consecutive business days, the Company has regained compliance with Nasdaq’s Listing Rule 5550(a)(2) and its delisting matter has been closed. Accordingly, the Company is currently in full compliance with all listing requirements of the Nasdaq Capital Market.

For additional information about the Company, please visit www.inhibitex.com.

Contact:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

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